UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2019

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 7, 2019, RiceBran Technologies (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Continental Grain Company, a Delaware corporation (“Continental”) and certain other investors identified on the signature pages thereto (together with Continental, each an “Investor” and collectively, “Investors”), pursuant to which, on March 8, 2019, the Company sold and issued (i) 3,046,668 shares (“Shares”) of its common stock (“Common Stock”) to the Investors at a purchase price equal to $3.00 per share, and (ii) a prefunded warrant (“Warrant”) to Continental to purchase up to 1,003,344 shares of Common Stock (“Warrant Shares”) for a purchase price equal to $2.99 per Warrant Share (the “Warrant Purchase Price”) for an aggregate of $12,140,000.56.

The Warrant is exercisable for an exercise price of $0.01 per share, subject to adjustment as provided therein, until March 8, 2029 (“Exercise Period”);  provided, however, that Continental will not have the right to exercise any portion of the Warrant that would result in Continental, together with its affiliates, beneficially owning more than 19.99% of the outstanding Common Stock immediately after giving effect to such exercise (“Maximum Percentage”) unless the Company’s shareholders approve of such exercise above the Maximum Percentage as required under Nasdaq listing requirements.  Under the terms of the Warrant, the Company is required to seek such shareholder approval at each annual meeting until the Company’s shareholders approve of the exercise of the Warrant above the Maximum Percentage or until the end of the Exercise Period.

The Company and the Investors (other than Continental) also entered into a Registration Rights Agreement (“Registration Rights Agreement”) dated as of March 7, 2019 under which the Company must register the resale of Shares on a Form S-3 Registration Statement with the Securities and Exchange Commission (“SEC”) on or before April 22, 2019 (“Registration Statement”).

If the Registration Statement (i) is not filed by April 22, 2019, (ii) is declared effective by the SEC by June 6, 2019 (or July 6, 2019 if a full SEC review occurs), or (iii) is declared effective but ceases to be effective for a period of more than thirty (30) days in the aggregate during each one (1) year period following the date of the Registration Rights Agreement, then the Company is required to pay liquidated damages to each Investor that is a party to the Registration Rights Agreement in an amount equal to one and one half percent (1.5%) of the aggregate purchase price that such Investor paid for any unregistered Shares then held by such Investor and for each subsequent thirty (30) day period such Shares remain unregistered (pro rata for any period less than thirty (30) days).  The maximum aggregate liquidated damages payable to an Investor is eight percent (8.0%) of the aggregate purchase price for such Investor. Under the Registration Rights Agreement, the Company agreed to indemnify the holders of Shares and certain persons or entities related to them against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (“Securities Act”).

In addition, the Company and Continental entered into an amendment to the Registration Rights Agreement dated September 13, 2017 (“Initial Registration Rights Agreement”) by and between the Company and Continental whereby the Company agreed to register the Shares and Warrant Shares purchased by Continental under the Purchase Agreement on the same terms and condition as is provided in the Initial Registration Rights Agreement.

The foregoing description of the Purchase Agreement, the Warrant, the Registration Rights Agreement and the amendment to the Initial Registration Rights Agreement is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, the Form of Warrant, which is attached hereto as Exhibit 10.2, the Registration Rights Agreement, which is attached hereto as Exhibit 10.3, and the amendment to the Initial Registration Rights Agreement, which is attached hereto as Exhibit 10.4, each of which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above, which disclosures are incorporated herein by reference.  Each of the Investors is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act.  The issuance of the Common Stock and the Warrants is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Common Stock Purchase Agreement dated March 7, 2019

10.2	Pre-funded Warrant dated March 7, 2019

10.3	Form of Registration Rights Agreement dated March 7, 2019

10.4	Amendment to Registration Rights Agreement dated March 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: March 13, 2019	By:	/s/ Dennis Dykes
Dennis Dykes
Chief Financial Officer
(Duly Authorized Officer)